Exhibit 4.9

English summary of Principal Terms of the Third Addendum to the Lease Agreement (dated March 22, 2015, as amended by that certain Second Addendum entered on February 27, 2017) entered into on August 8, 2018, by and between Mintz K. Construction Company Ltd. (the “Landlord”), as landlord, and Galmed Research and Development Ltd. (the “GRD”), as tenant (the “Addendum”).

The Addendum

•	Premises covered by the Addendum: Approximately 144 square meters for a space adjacent to the original premises covered under the Lease Agreement (the “Additional Premises”). The Additional Premises together with the original premises shall add up to a total of 590 square meters (the “Total Premises”).

•	Term of Lease: Notwithstanding the Lease period under the Lease Agreement, the term of the Additional Premises shall be from August 1, 2018 until March 21, 2019 (the “New Lease Term”), provided however that GRD shall have two options to extend the New Lease Term in accordance with the terms of the Lease Agreement, from March 22, 2019 until March 21, 2021 (the “First Option Period”) and from March 22, 2021 until March 21, 2022 (the “Second Option Period”).

•	Fees: In addition to the fees paid under the Lease Agreement, GRD shall pay additional monthly rental fees in the amount of NIS 9,600 plus VAT for the Additional Premises. In the event that the option is exercised by GRD, GRD shall pay monthly rental fees for the Total Premises in the amount of NIS 39,757 during the First Option period, and NIS 41,745 during the Second Option period.

•	Security: GRD shall provide the Landlord with an autonomous bank guarantee of NIS 41,000.

תוספת השלישית שנחתמה ביום 8 לחודש אוגוסט 2018 (להלן: "התוספת השלישית")

להסכם שכירות בלתי מוגנת מיום 22.3.2015 ("להלן" ההסכם") ולתוספת 2 להסכם מיום 27.2.2017

- ב י ן -

ק. מינץ חברה קבלנית לבניין בע"מ, ח. פ. 51-086379-8

(להלן - "**המשכיר**")

מצד אחד

- ל ב י ן -

גלמד מחקר ופיתוח בע"מ ח.פ. 51-498319-6

(להלן - "**השוכר**")

מצד שני

הואיל והמשכיר הינו הבעלים שטחים בית קרת"א, בנין משרדים בן 8 קומות ומרתף ברח' טיומקין 16-18 תל אביב, הידוע גם כגוש 6941 חלקה 171 תת חלקות 93-96, 88-116 על צמידויותיהן, המסומן כמבנה II בתשריט המצורף (להלן: "**הבניין**"), והינו הבעלים של קומה 4, והשוכר מעוניין לשכור מהמשכיר שטח נוסף בקומה 4 צמוד לכל המושכר לצד מערב, המסומן בקווים אלכסוניים בתשריט המצורף להסכם זה כנספח B, (להלן: "**מושכר B**").

והואיל וברצון השוכר לשכור מהמשכיר את מושכר B בשכירות חופשית במצבו as is;

והואיל ולמשכיר, יוחדו שטחים מסוימים בינו לבין תמשר בע"מ, בבניין, ובכלל זה זכויות בשלמות ובאופן בלעדי, בקומה 4 בשטח המושכר B הנ"ל.

והואיל והמשכיר מסכים להשכיר לשוכר את המושכר B , בהתאם לתנאי תוספת להסכם

לפיכך הוצהר, הותנה והוסכם בין הצדדים כדלקמן:

הנספחים והמבוא ,לתוספת זו מהווים חלק בלתי נפרד הימנה.

מובהר כי לענין הסכם זה יחולו משמעות המונחים הבאים:

המושכר הנוסף – כפי שהוגדר בתוספת 2: שטח של 90 מ"ר

כל המושכר- כפי שהוגדר בתוספת 2, שטח של 446 מ"ר

הסכם השכירות -הסכם השכירות הבלתי מוגנת מתאריך 22.3.2014

מושכר B –שטח החדש הנוסף בתוספת זו, תוספת השלישית, הצמוד לצד מערבי, שטח של 144 מ"ר. ובו חדרים עם ממחיצות ודלתות זכוכית, דלפק כניסה, מטבחו. קודן כניסה ויחידות פנקולים

סה"כ השטח המושכר **הכולל** שטח - 590 מ".. הכולל את כל המושכר 446 מ"ר, והמושכר B 144 מ"ר.

1. השוכר מצהיר ומאשר כי בדק את המושכר B, כי הוא הולם את מטרת השכירות, והוא מעונין לשכור את השטח הנוסף במצבו as is וכי אין ולא תהיינה לו טענות לגבי השטח כנגד המשכיר בקשר עם אי התאמה ו/או פגמים ו/או ליקויים.

ק. מינץ
חברה קבלנית לבנין בע"מ

1

גלמד מחקר ופיתוח בע"מ
Galmed Research and Development Ltd.
ח.פ. 514983196

2 תקופת השכירות של -מושכר B – החל מ 1.8.2018 ועד 21.3.2019.

2.א. החל מתאריך 22.3.2019 שטח B נכלל ביחד כל המושכר כפי שמוגדר בתוספת 2 והינם סה"כ השטח המושכר הכולל. כל אחת מתקופות השכירות הנוספות – תקופת השכירות הנוספת הראשונה תקופת השכירות הנוספת השניה ותקופת השכירות הנוספת השלישית המפורטות בתוספת זו חלות על סה"כ השטח המושכר הכולל. כלומר האופציה בסעיף 6 בהסכם השכירות תקפה על סה"כ השטח המושכר בכל אחת מתקופות השכירות הנוספות ודמי השכירות יחולו כמפורט לרבות בסעיפים 7, 10.1.10.2.

3. __**דמי השכירות ותשלומים**__

3.1 בעבור שטח מושכר B- ישלם השוכר למשכיר דמי שכירות חודשיים בסך של 9,600 ש"ח. (להלן: "**דמי השכירות החודשיים עבור מושכר B**").

3.2 בתקופת השכירות הנוספת (במידה ותמומש) של - **הסה"כ השטח המושכר הכולל** ישלם השוכר למשכיר דמי שכירות חודשיים החל מ- 22.3.2019 ועד לסיום מועד השכירות החדש, סך של 39,757 ₪ (שלושים ותשעה אלף שבע מאות חמישים ושבעה שקלים חדשים) להלן: "דמי השכירות החודשיים עבור **סה"כ שטח המושכר הכולל**".

3.3 לדמי השכירות החודשיים יתווספו מע"מ, על פי שיעורו בדין, והפרשי הצמדה למדד, בהותאם להסכם השכירות וישולמו מראש לכל רבעון.

4 כמו- כן, עבור מושכר B ישא השוכר במהלך תקופת השכירות ובתקופת השכירות הנוספת (במידה ותמומש), תקופת שכירות הנוספת השניה (במידה ותמומש) ותקופת השכירות הנוספת השלישית (במידה ותמומש) בכל שאר התשלומים החלים עליו בגין החזקה והשימוש במושכר B ובכלל זה בכל מס ו/או היטל ו/או תשלום אחר החל על אדם המחזיק בנכס ואינו בעליו, לרבות דמי ניהול וארנונה וכמפורט בהסכם השכירות לרבות סעיף 19 בהסכם השכירות- יועדכנו לפי סה"כ השטח המושכר הכולל.

4 5.במעמד חתימת התוספת שלישית זו, ימסור השוכר למשכיר עבור מושכר B- 3 המחאות לתקופת השכירות עד 21.3.2019, לפי הפרוט הבא: המחאה אחת לתקופה עד 21.9.18 בסך 7,862 ₪ (6,720 ₪ + מע"מ) - דמי שכירות מופחתים הכוללים הטבה שנתנת לשוכר לעבודות ההתאמה לצרכיו בכפוף לאמור מטה וכן המחאה שניה ושלישית כל אחת בסך של 33,696 ₪ (28,880 ₪ + מע"מ) לתאריכים 22.9.2018 לרבעון החל מ 22.9.2018 ועד 21.12.2018 וההמחאה לתאריך - 22.12.2018 עבור הרבעון החל מ- 22.12.2018 עד 21.3.2019 בהתאם לסעיף 7.5 בהסכם השכירות. במידה והשוכר לא יממש את תקופת השכירות הנוספת הראשונה למשך 24 חודשים החל מ 22.3.2019 עד 21.3.2021 אזי - מתחייב השוכר למסור למשכיר המחאה לזמן פרעון 1.2.2019 בסך של 11,232 ₪ (9,600 ₪ + מע"מ)

6 נמחק -

2

ק. [illegible]
חברה קבלנית לבנין בע"מ

גלמד מחקר ופיתוח בע"מ
Galmed Research and Development Ltd.
ח.פ. 514983196

7. בתקופת השכירות הנוספת הראשונה החל מ- 21.3.2019 ישלם השוכר למשכיר דמי שכירות חודשיים עבור סה"כ השטח המושכר הכולל סך 39,757 ₪בתוספת מע"מ (שלושים ותשע אלף שבע מאות חמישים ושבע שקלים חדשים)* בתוספת מע"מ צמוד למדד הבסיס. (למען הסר ספק הסכום הכתוב בסעיף 7.7 בהסכם השכירות, שהתייחס לשטח המושכר הראשוני שבהסכם השכירות מ 21.3.2015 אינו נכון וישונה לסכום הנקוב במילים מעלה)*. פרט לסכום, תנאי התשלום יהיו כמפורט בסעיפים 7.5,7.6,7.7 בהסכם השכירות וישולמו מראש לכל רבעון

8. בתוספת 2 להסכם שנחתמה בתאריך 27.2.2017 לגבי המושכר הנוסף B יבוטלו סעיפים 3,4 רק במידה והשכירות על סה"כ השטח המושכר הכולל תמומש בתקופת השכירות הנוספת (להלן: "תקופת השכירות הנוספת הראשונה") עד 21.3.2021. במידה ולא תמומש השכירות הנוספת הראשונה עד 21.3.2021 מתחייב השוכר להחזיר את החלוקה בין היחידה האמצעית למושכר B למצב בראשית תקופת השכירות של מושכר B -1.8.2018 .

9. מצורפת תכנית נספה C של עבודות התאמה במושכר B, הכולל את מחיצות הזכוכית, דלתות, תעלות חשמל, נקודות חשמל שהשוכר יבצע במושכר B. השוכר מתחייב שבהחזרת המושכר/סיום תקופת השכירות הנוספת ראשונה/תקופת השכירות הנוספת השניה/תקופת השכירות הנוספת השלישית חיווט החשמל ישאר כפי שהוא במועד חתימת תוספת זו ל- 3 מוני חשמל במבואה של הקומה (מונה של מושכר בהסכם השכירות הראשוני, מונה לשטח הנוסף בתוספת 2, ומונה של מושכר B). השוכר ישמור את צנרת מים שבתקרת מושכר B. כמו כן השוכר מתחייב להתאמת ספרינקלרים בהתאם לתקנים עבור החלוקה שיבצע. למען הסר ספק, מובהר כי כל עבודות ההתאמה לצרכי השוכר ו/או שינוי שיעשה השוכר במושכר במשך תקופת השכירות יהיו על חשבונו ואחריותו של השוכר בלבד ויהיו מחוברים של קבע לכל דבר וענין. השוכר מתחייב לעשות פוליסת בטוח לבצוע עבודות ההתאמה. המשכיר אינו אחראי לעבודות שיעשה השוכר ואין המשכיר ישתתף בעלויות באף שלב. השוכר יעביר את כל הפנלים מהקירות שהוא מפרק ואת הקודן למשכיר . אי קיום סעיף זה יהווה הפרה יסודית.

10.

10.1 נתנת אופציה לשוכר להארכת השכירות בתקופת שכירות נוספת שניה על סה"כ השטח המושכר לשנה החל מ 22.3.2021 עד 21.3.2022 (להלן: "תקופת השכירות הנוספת השניה") כאשר דמי השכירות החודשיים יועלו בתקופת השכירות הנוספת השניה ב-5% ויהיו בסך של 41,745 ₪ (ארבעים ואחד אלף שבע מאות ארבעים וחמשה שקלים חדשים) לחודש בתוספת מע"מ כדין וצמוד למדד שישולמו מראש בארבע המחאות רבעוניות כמפורט סעיפים 7.5,7.6,7.7_ בהסכם השכירות (כאשר גובה דמי השכירות החודשיים שבסעיף 7.7 בהסכם השכירות אינו תקף) האמור לגבי תקופת השכירות/תקופת השכירות הנוספת שבהסכם השכירות יחול גם על תקופת השכירות הנוספת הראשונה, ותקופת השכירות הנוספת השניה, ותקופת השכירות הנוספת השלישית והתאריכים יחולו בהתאמה, למעט הנתון של הסכום שמופיע בסעיף 7.7, הרי שהסכומים יהיו אלו המופיעים לגבי כל אחת מהתקופות,הנוספות כמצויין בסעיפים 6, 10.1 ו-10.2 בתוספת השלישית. למען הסר ספק האמור בסעיף 29 בהסכם השכירות יחול לפי דמי השכירות החודשיים שבתקופת השכירות הנוספת הראשונה, בתקופת השכירות הנוספת השניה ובתקופת השכירות הנוספת השלישית

3

ק. מ...
חברה קבלנית לבנין בע"מ

גלמד מחקר ופיתוח בע"מ
Galmed Research and Development Ltd.
ח.פ. 514983196

מ-22.3.2022 עד 21.3.2023 (להלן: "תקופת השכירות הנוספת השלישית"). בתקופה השכירות הנוספת השלישית דמי השכירות החודשיים יהיו בתוספת של 5% לעומת המחיר בסעיף 10.1 , כלומר בסך של 43,832 ש"ח (ארבעים ושלושה אלף שמונה מאות שלושים ושניים שקלים חדשים) לחודש בתוספת מע"מ וצמוד למדד שישולמו מראש בארבע המחאות רבעוניות כמפורט סעיפים 7.5,7.6,7.7_ בהסכם השכירות וכמפורט בסעיף 10.1 . למרות האמור לעיל מוסכם שהמשכיר יוכל להודיע על קצור תקופת השכירות בחצי שנה ע"י הודעה בכתב לשוכר על -קצור תקופת השכירות הנוספת השלישית עד לתאריך 22.1.2022 (להלן: "הודעת הסיום"). במידה והתקבלה הודעת סיום מהמשכיר תסתיים תקופת השכירות הנוספת השלישית על סה"כ השטח המושכר במועד 21.9.2022 ויחול כל האמור לגבי סיום השכירות בהסכם השכירות. המשכיר ישיב לשוכר את 2 המחאות הרבעוניות עם סיום השכירות והחזרת המושכר.

11. בסעיף 12 שבהסכם השכירות יועדכן הסכום החל מ 1.1.2020 בתוספת של 5% ובתקופת השכירות הנוספת השנייה, והשלישית בתוספת 5%.כמו כן תינתן לשוכר זכות לשכור 3 מקומות חניה נוספים לא מסומנים מעבר לסך החניות המושכרות החל מתקופת האופציה הראשונה .

12. להבטחת ביצוען של כל התחייבויות השוכר לפי תוספת זו ימסור השוכר לידי המשכיר במעמד חתימת ההסכם/לפני הכניסה למושכר B המוקדם מבין השניים, ערבות בנקאית אוטונומית ובלתי מותנית בסך 41,000 ₪ (ארבעים ואחד אלף שקלים חדשים) או פקדון מזומן (בהעברה בנקאית לחשבון בנק המשכיר) אשר תעמוד בתוקפה עד לחלוף 60 יום מתום תקופת השכירות (21.5.2021). השוכר מתחייב שהערבות הבנקאית עבור כל המושכר תעודכן ותמסר למשכיר עד לראשית תקופת השכירות הנוספת בהתאם לסעיף 29 בהסכם השכירות. כמו כן ימסור השוכר למשכיר המחאה פתוחה לפקודת עיריית ת"א יפו – להבטחת תשלומי הארנונה. אי קיום סעיף זה יהווה הפרה יסודית.

13. מובהר שאין בסעיפים אלו לשנות את ההסכם המקורי למעט אם נקבע אחרת בתוספת זו, תוספת השלישית באופן ספציפי. השוכר מתחייב להתאים ולהרחיב את פוליסת הבטוח על - סה"כ השטח המושכר **הכולל** כך שהפוליסה תכלול את כל המושכר בהרחבת כל הקפיה ותנאיה לתוספת שטח הנוסף החדש באופן יחסי, כמו כן, מובהר שהתאריכים של מתן ההודעות יותאמו בהתאם לתאריכים החדשים ובהתאם להגדרות בתוספת להסכם זו.

14. בכפוף לאמור לעיל כל יתר הסעיפים/ההוראות ותנאי הסכם השכירות (שנחתם במרץ 2015) ותוספת 1 ותוספת 2 יוותרו על כנם ויחולו גם על תוספת זו- התוספת השלישית.

ולראיה באו הצדדים על החתום:

ק. מינץ חברה קבלנית לבנין בע"מ המשכיר	גלמד מחקר ופיתוח בע"מ Galmed Research and Development Ltd. ח.פ. 514983196

אישור חתימת השוכר ע"י עו"ד

אני, הח"מ גיא נחמיה עו"ד, רשיון מספר 63306 מרח' אחוזת 16 מאשר בזה כי חתימת השוכר נעשתה בפני ע"י מורשה החתימה של השוכר והיא מחייבת את השוכר גלמד מחקר ופיתוח בע"מ לכל דבר ועניין על פי תזכירה או תקנונה ו/או החלטותיה.

גיא נחמיה, עו"ד
Guy Nehemya, Advocate
License No. 63306 .מ.ר

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